Exhibit 23.02

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Google Inc. pertaining to the Lifescape Solutions, Inc. 2001 Stock Plan of our report dated June 20, 2003 with respect to the financial statements of Applied Semantics, Inc. included in the Registration Statement on Form S-1 (File No 333-114984) of Google Inc., filed with the Securities and Exchange Commission on August 18, 2004.

/s/ Ernst & Young LLP

San Francisco, California

September 24, 2004